EXHIBIT 16.1


                               Grant Thornton LLP
                        Accountants and Business Advisors
                    US Member of Grant Thornton International
                    Member SEC Practice Section of the AICPA


December 18, 2003


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549


Dear Sir/Madam:


We have read Item 4 included in the Form 8-K dated December 18, 2003 of Cenuco, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,


/s/ Grant Thornton LLP
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cc:  Steve Bettinger, Cenuco, Inc.




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